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                                  Exhibit 99.1
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July 8, 1997                                                     Amy Dunaway

Immediately                                                      (334) 834-5483

           ENSTAR ANNOUNCES SALE OF FIRST UNION STOCK TO RETIRE DEBT

Montgomery, Alabama - July 8, 1997 . . . The Enstar Group, Inc. (ESGR:OTC) today announced the sale in the market on July 3 and July 7 of 176,300 shares of common stock of First Union Corporation held by Enstar. Enstar also announced that it may sell up to an additional 13,700 shares of common stock of First Union in the market in the near future. The net proceeds from the sales will be used by Enstar to repay approximately $18.1 million of indebtedness owed to First Union National Bank of Georgia. The First Union indebtedness was incurred by Enstar in October 1996 in order to make final distributions to creditors under Enstar's bankruptcy plan. Following the sales on July 3 and July 7, Enstar holds 677,123 shares of common stock of First Union Corporation.

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